UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2023

Date of Report (Date of earliest event reported)

AIRSHIP AI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40222	93-4974766
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8210 154th Ave NE Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 462-4250

BYTE Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AISP	The Nasdaq Stock Market LLC
Warrants	AISPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On December 20, 2023, BYTE Acquisition Corp., a Cayman Islands exempted company (now known as Airship AI Holdings, Inc., a Delaware corporation, following its domestication as a Delaware corporation) (“BYTS” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with Airship AI Holdings, Inc. (now known as Airship AI, Inc.), a Washington corporation (“Airship AI”), to amend the lock-up provisions of the bylaws to be adopted by the Company concurrently with the Domestication (as defined below) and to release certain shareholders of Airship AI from the lock-up obligations set forth in such bylaws.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported on the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2023, BYTS held an extraordinary general meeting on December 19, 2023 (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, BYTS’ shareholders approved the proposals outlined in the definitive proxy statement/prospectus filed with the SEC on December 5, 2023, as supplemented on December 15, 2023 (the “Proxy Statement/Prospectus”), including, among other things, the proposal to de-register BYTS from the Register of Companies in the Cayman Islands (the “Cayman Registrar”) by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with the BYTS’s Cayman constitutional documents, Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”).

On December 20, 2023, BYTS filed a notice of deregistration with the Cayman Registrar, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which BYTS de-registered from the Cayman Registrar by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation. In connection with the Domestication, the Company filed its certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware and adopted its bylaws (the “Bylaws”), in the form approved by BYTS shareholders at the Extraordinary General Meeting. Immediately after the filing of the Certificate of Incorporation, the Company filed an amendment to the Certificate of Incorporation (the “Charter Amendment”) to change the Company’s name to “Airship AI Holdings, Inc.”

Copies of the Charter, the Charter Amendment, and the Bylaws are attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Report and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
2.1	Plan of Domestication, dated December 20, 2023.
3.1	Certificate of Incorporation of BYTE Acquisition Corp.
3.2	Certificate of Amendment to Certificate of Incorporation of BYTE Acquisition Corp.
3.3	Bylaws of Airship AI Holdings, Inc.
10.1	Letter Amendment to Form of Bylaws, dated December 20, 2021, by and between BYTE Acquisition Corp. and Airship AI Holdings, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2023

AIRSHIP AI HOLDINGS, INC.

	By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

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